UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
__________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
__________________________

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12
OUTFRONT Media Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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405 Lexington Avenue, 17th Floor
New York, New York 10174

SUPPLEMENT DATED MAY 17, 2021
TO PROXY STATEMENT DATED APRIL 23, 2021
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 8, 2021
On April 23, 2021, OUTFRONT Media Inc., a Maryland corporation (the “Company,” “we,” “our” or “us”), filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Stockholders scheduled for June 8, 2021 (the “Annual Meeting”). The Company is filing this supplement to its Proxy Statement solely to correct an inadvertent error in the number of votes each share of Series A Convertible Perpetual Preferred Stock is entitled to receive, as previously disclosed in the Proxy Statement. Accordingly, the first paragraph of the section entitled "General Information About the Annual Meeting and Voting—Who is entitled to vote at the Annual Meeting?" on page 2 of the Proxy Statement is replaced, in its entirety, by the following text:

"Stockholders as of the close of business on the Record Date may vote at the Annual Meeting. As of the Record Date, there were 145,538,216 shares of our common stock, par value $0.01 per share (“common stock”) and 400,000 shares of our Series A Convertible Perpetual Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), outstanding. You are entitled to one vote for each share of common stock held by you as of the Record Date. At the Annual Meeting, each share of Series A Preferred Stock entitles the record holder of Series A Preferred Stock to 62.5 votes per share, which is the number of votes equal to the largest number of whole shares of common stock into which each share of Series A Preferred Stock could be converted as of the Record Date. Thus, holders of shares of Series A Preferred Stock are entitled to an aggregate of 25,000,000 votes for each director nominee and on each other proposal considered and voted upon at the Annual Meeting, and will vote as a single class with the holders of our common stock at the Annual Meeting. Accordingly, the aggregate number of votes that may be cast by the holders of our common stock and our Series A Preferred Stock at the Annual Meeting, voting together as a single class, is 170,538,216 votes."

Except as described above, this supplement does not modify, amend, supplement, or otherwise affect the Proxy Statement.